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                                                                    Exhibit 99.4


                             PERSEPTIVE BIOSYSTEMS, INC.

                      Proxy for Special Meeting of Stockholders
  P
  R                               December____, 1997
  O
  X                      SOLICITED BY THE BOARD OF DIRECTORS
  Y

         The undersigned hereby appoints Noubar B. Afeyan, Samuel P. Hunt III, and Jeffrey R. Moore and each of them, proxies, with full power of substitution to vote all shares of stock of PerSeptive Biosystems, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Thursday, December 4, 1997 at 9:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA, and at any adjournments thereof, upon matters set for the in the Notice of Special Meeting of Stockholders and Proxy Statement dated October 30, 1997, a copy of which has been received by the undersigned.


                                                               SEE REVERSE
                                                                  SIDE


    CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/ Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1. To approve and adopt the Agreement and Plan of Merger, dated as of August 23, 1997 (the "Merger Agreement"), among The Perkin-Elmer Corporation, a New York corporation ("Perkin-Elmer"), Seven Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Perkin-Elmer ("Merger Sub"); and PerSeptive Biosystems, Inc. ("PerSeptive"), a Delaware corporation with respect to the merger of Merger Sub with and into PerSeptive upon the terms and subject to the conditions thereof (the "Merger"). Pursuant to the Merger Agreement, PerSeptive will become a wholly-owned subsidiary of Perkin-Elmer and each share of Common Stock, par value $0.01 per share, of PerSeptive ("PerSeptive Common Stock") issued and outstanding at the Effective Time of the Merger, will be converted into fraction of a share of Common Stock par value $1.00 per share, of Perkin-Elmer ("Perkin-Elmer Common Stock") obtained by dividing $13.00 by the average of the closing sale prices per share of Perkin-Elmer Common Stock on the New York Stock Exchange Composite Transactions Tape on each of the 20 consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Merger, provided that such exchange ratio will not be less than 0.1486 nor more than 0.1926.

         / / FOR             / / AGAINST              / / ABSTAIN

2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.